Exhibit 4.1

DUKE ENERGY OHIO, INC.

(FORMERLY NAMED “THE CINCINNATI GAS & ELECTRIC COMPANY”)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

(SUCCESSOR TRUSTEE TO THE BANK OF NEW YORK MELLON
AND TO IRVING TRUST COMPANY)

FORTY-FIFTH SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 27, 2017

TO

FIRST MORTGAGE

DATED AS OF AUGUST 1, 1936

Additional Issuance of First Mortgage Bonds, 3.70% Series, Due June 15, 2046

TABLE OF CONTENTS

ARTICLE ONE.

DEFINITIONS	3
SECTION 1.01. DEFINITIONS	3

ARTICLE TWO.

FIRST MORTGAGE BONDS, 3.70% SERIES, DUE JUNE 15, 2046	3
SECTION 2.01. ISSUANCE OF ADDITIONAL BONDS	3

ARTICLE THREE.

MISCELLANEOUS	4
SECTION 3.01. INDENTURE RATIFIED AND CONFIRMED	4
SECTION 3.02. EXECUTION IN COUNTERPARTS	4
SECTION 3.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS	4
SECTION 3.04. SUCCESSORS AND ASSIGNS	4
SECTION 3.05. SEPARABILITY CLAUSE	4
SECTION 3.06. BENEFITS OF INDENTURE	4
SECTION 3.07. GOVERNING LAW	4
SECTION 3.08. TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.	5

FORTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of March 27, 2017, between DUKE ENERGY OHIO, INC. (hereinafter sometimes referred to as the “Company”), a corporation organized and existing under the laws of the State of Ohio, formerly named The Cincinnati Gas & Electric Company, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, and the successor trustee to The Bank of New York Mellon and Irving Trust Company (hereinafter sometimes referred to as the “Trustee”), whose mailing address is 10161 Centurion Parkway N, Jacksonville, Florida 32256.

RECITALS OF THE COMPANY

The Indenture, dated as of August 1, 1936 (the “Original Indenture”) was authorized, executed and delivered by the Company to provide for the issuance from time to time of its bonds, to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the bonds.

The Company has heretofore executed and delivered to the Trustee forty-three supplemental indentures for the purposes recited therein, including creating series of Securities and otherwise amending, restating and supplementing the Original Indenture (the Original Indenture, as so amended, restated and supplemented, being hereinafter called the “Indenture”).

The Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to make, execute and deliver to the Trustee this Forty-fifth Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01, 13.01 and Article Sixteen of the Indenture in order to issue additional Securities of the series under the Indenture designated as “First Mortgage Bonds, 3.70% Series, Due June 15, 2046” (hereinafter referred to as the “Bonds”), initially in an aggregate principal amount of $100,000,000 (hereinafter referred to as the “Additional Bonds”).

The terms and provisions of the Additional Bonds, and the form thereof, were set forth in the Forty-fourth Supplemental Indenture, dated as of June 23, 2016, between the Company and the Trustee (hereinafter sometimes referred to as the “Forty-fourth Supplemental Indenture”), which Forty-fourth Supplemental Indenture also provided for the issuance of $250,000,000 aggregate principal amount of the Bonds.

Section 3.01 of the Indenture provides that without the consent of any Holder, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased, provided that such additional Securities of such series are fungible with the previously issued Securities of such series for Federal income tax purposes.

All things necessary to make the Additional Bonds herein described, when duly authenticated by the Trustee and issued by the Company, valid, binding, and legal obligations of the Company, and to make this Forty-fifth Supplemental Indenture a valid and binding agreement supplemental to the Indenture, have been done and performed.

THIS FORTY-FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and of the acceptance and purchase of the Additional Bonds, the Company hereby covenants and agrees to and with the Trustee as follows:

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

ARTICLE ONE.

DEFINITIONS

SECTION 1.01.  DEFINITIONS.

Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.  The terms defined herein include the plural as well as the singular.

ARTICLE TWO.

FIRST MORTGAGE BONDS, 3.70% SERIES, DUE JUNE 15, 2046

SECTION 2.01.  ISSUANCE OF ADDITIONAL BONDS.

There is hereby authorized and established Additional Bonds designated “First Mortgage Bonds, 3.70% Series, Due June 15, 2046” which shall be consolidated with, and form a single series with, the Bonds. The Additional Bonds, which are authenticated and delivered hereunder, shall be initially limited to an aggregate principal amount of $100,000,000, and immediately after issuance of the Additional Bonds, the aggregate principal amount of Bonds, together with the Additional Bonds, shall be $350,000,000. The terms and conditions of the Additional Bonds are the same as those of the Bonds as specified in the Forty-fourth Supplemental Indenture, provided that interest shall initially begin to accrue on the Additional Bonds only from December 15, 2016 and the first Interest Payment Date therefor shall be June 15, 2017.

ARTICLE THREE.

MISCELLANEOUS

SECTION 3.01.  INDENTURE RATIFIED AND CONFIRMED.

The Indenture, as supplemented by this Forty-fifth Supplemental Indenture, is in all respects ratified and confirmed and shall be read, taken and construed as one and the same instrument.

SECTION 3.02.  EXECUTION IN COUNTERPARTS

This Forty-fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.03.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings in this Forty-fifth Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 3.04.  SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Forty-fifth Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.05.  SEPARABILITY CLAUSE.

In case any provision in this Forty-fifth Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.06.  BENEFITS OF INDENTURE.

Nothing in this Forty-fifth Supplemental Indenture or the Additional Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Additional Bonds, any benefit or any legal or equitable right, remedy or claim under this Forty-fifth Supplemental Indenture.

SECTION 3.07.  GOVERNING LAW.

This Forty-fifth Supplemental Indenture and the Additional Bonds shall be governed by and construed in accordance with the laws of the State of Ohio, except (a) to the extent that the

Trust Indenture Act shall be applicable, and (b) that the rights, duties, obligations, privileges, immunities and standard of care of the Trustee shall be governed by the laws of the State of New York.

SECTION 3.08.  TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-fifth Supplemental Indenture.

[EXECUTION PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-fifth Supplemental Indenture to be duly executed as of the day and year first above written.

DUKE ENERGY OHIO, INC.

By	/s/ John L. Sullivan, III
John L. Sullivan, III
Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

STATE OF NORTH CAROLINA	)
) ss:
COUNTY OF MECKLENBURG	)

BE IT REMEMBERED, that on this 27th day of March, 2017, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared John L. Sullivan, III, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be the Assistant Treasurer of Duke Energy Ohio, Inc., an Ohio corporation, and acknowledged that he signed and delivered said instrument as his free and voluntary act as such Assistant Treasurer, and as the free and voluntary act of said Duke Energy Ohio, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to him by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Phoebe E. Elliot
Notary Public

Name: Phoebe E. Elliot
Commission Expiration: June 26, 2021

State of Texas	)
): ss
County of Harris	)

On the 3rd day of March in the year 2017, before me, the undersigned, personally appeared, Julie Hoffman-Ramos, a Vice President of The Bank of New York Mellon Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Robert C. Dingman, Jr.

Robert C. Dingman, Jr.
Notary Public — State of Texas
Notary Id: 126531797
Commission Expires May 23, 2020